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Exhibit 4      Stock Certificate (Specimen)


Number                                                                    Shares
   0


               Incorporated under the laws of the State of Wyoming
                               C A NETWORKS, INC.
                                Total Authorized
                Unlimited Number of Shares With $.0001 Par Value
                                  Common Stock
                                    SPECIMEN


This is to certify that _________________________________________is the owner of
__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.


                       [Seal of Corporation Appears Here]

        Dated

------------------------    -----------------   ----------------------
                                Secretary               President